Hudson Pacific Properties Announces Howard S. Stern
to Step Down as President

Los Angeles, CA, January 16, 2014 - Hudson Pacific Properties, Inc. (the “Company”) (NYSE: HPP) today announced that Howard S. Stern has resigned as the Company’s President and member of the Company’s Board of Directors, effective January 16, 2014. Mr. Stern and the Company have entered into a consulting agreement pursuant to which Mr. Stern will continue to provide consulting services with respect to the Company’s media and entertainment properties.
Mr. Stern co-founded the Company’s predecessor seven years ago and was part of the team that successfully took the Company public in 2010. Since then, he has served as President and a member of the Company’s Board of Directors. During this time, Mr. Stern has been instrumental in the growth and success of the Company, which now has a presence in the Pacific Northwest as well as Northern and Southern California.
Victor Coleman, the Company’s Chief Executive Officer and Chairman, and the Company’s Board of Directors thanked Mr. Stern for his contributions over the years.
“Our friend and colleague Howard Stern has informed me and the Board that he will be stepping down as President to pursue new opportunities,” said Victor J. Coleman. “Howard and I have known each other for over 30 years and have been partners for the last seven years, over which time we’ve built an organization with great people and a bright future. Thanks to all those efforts, we expect this transition will be seamless. Howard will continue to be a member of our corporate family, maintaining a presence at our Sunset Gower property and making himself available for advice and counsel. We thank him for all he has done and wish him every success in the future.”
About Hudson Pacific Properties
Hudson Pacific Properties, Inc. is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties and state-of-the-art media and entertainment properties in select growth markets primarily in the Pacific Northwest and Northern and Southern California. The Company’s strategic investment program targets high barrier-to-entry, in-fill locations with favorable, long-term supply-demand characteristics in select target markets, including Los Angeles, Orange County, San Diego, San Francisco and Seattle. The Company’s portfolio currently consists of approximately 6.2 million square feet, not including undeveloped land that the Company believes can support an additional 1.6 million square feet. The Company has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Hudson Pacific Properties is a component of the Russell 2000® and the Russell 3000® indices. For additional information, please visit www.hudsonpacificproperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 14, 2013, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Investor Contact:

Hudson Pacific Properties, Inc.
Mark Lammas
Chief Financial Officer
(310) 445-5700

or

Investor / Media Contact:
Addo Communications, Inc.
Lasse Glassen
(310) 829-5400
lasseg@addocommunications.com